EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Retirement, Severance, and Administrative Committee
Western Digital Corporation 401(k) Plan
San Jose, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-190290) of Western Digital Corporation of our report dated July 10, 2020, relating to the financial statements and supplemental schedules of the Western Digital Corporation 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP
Costa Mesa, California
July 10, 2020